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                                                                     EXHIBIT 11

CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE PNC BANK CORP. AND SUBSIDIARIES

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IN THOUSANDS, EXCEPT PER SHARE DATA         THREE MONTHS ENDED MARCH 31                 1994           1993
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
PRIMARY AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                                   $234,863       $233,056
Weighted average common shares to be issued
using average market price and assuming:
 Exercise of stock options                                                               1,835          2,759
 Exercise of warrants                                                                                      99
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 Primary weighted average common shares outstanding                                    236,698        235,914
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FULLY DILUTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                                    234,863        233,056
Weighted average common shares to be issued
using average market price or period-end market
price, whichever is higher, and assuming:
 Conversion of preferred stock Series A & B                                                241            267
 Conversion of preferred stock Series C                                                    705            787
 Conversion of preferred stock Series D                                                    873          1,013
 Conversion of debentures                                                                   75             91
 Exercise of stock options                                                               1,835          3,120
 Exercise of warrants                                                                                     101
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 Fully diluted weighted average
  common shares outstanding                                                            238,592        238,435
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PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in
 accounting principles                                                                $205,689       $187,011
Cumulative effect of changes in
accounting principles,
 net of tax benefit of $5,343                                                                         (19,393)
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Net income                                                                             205,689        167,618
Less: Preferred dividends declared                                                         419            512
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Net income applicable to primary earnings
 per common share                                                                     $205,270       $167,106
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Primary before cumulative effect of
 changes in accounting principles                                                         $.87           $.79
Cumulative effect of changes in
  accounting principles                                                                                  (.08)
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Primary earnings per common share                                                         $.87           $.71
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes
 in accounting principles                                                             $205,689       $187,011
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                                                         (19,393)
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Net income                                                                             205,689        167,618
Add:  Interest expense on convertible
       debentures (net of tax)                                                              12             16
Less: Dividends declared on non-convertible
       preferred stock                                                                                     34
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Net income applicable to fully diluted
 earnings per common share                                                            $205,701       $167,600
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Fully diluted before cumulative effect
 of changes in accounting principles                                                      $.86           $.78
Cumulative effect of changes in
  accounting principles                                                                                  (.08)
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Fully diluted earnings per common share                                                   $.86           $.70
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